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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-4298), (No. 333-28129), (No. 333-82455) and (No.
333-88211) and in the Registration Statements on Form S-8 (No. 333-9873) and (No. 333-82357) of KFx Inc. of our report dated October 12, 2001 relating to the financial statements of the Power Optimization Division, which appears in the Current Report on Form 8-K/A of KFx Inc., dated October 15, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
October 15, 2001